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                                                                    EXHIBIT 23



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32522) pertaining to the Savings and Stock Investment Plan of United Bankshares, Inc. and in the related Prospectus of our report dated June 22, 1995, with respect to the financial statements and schedules of the United Bankshares, Inc. Savings and Stock Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                                     /s/ Ernst & Young LLP


Charleston, West Virginia
June 26, 1995